ADDENDUM\ TO PROMISSORY NOTE

        Pursuant to the Promissory Note dated December 2, 2001, Jitsource, LLC (“Maker”) agreed to pay $84,000 to Ucino (“Payee”) within two (2) years. Both parties hereby agree that such amount shall accrue interest at the rate of twenty one (21%) percent.

ACCEPTED AND AGREED TO BY:

JITSOURCE, LLC

By:   /s/   Reza Rahman

UCINO

By:   /s/    Gerald Calame